Exhibit 99.2

PDL BioPharma, Inc.
932 SOUTHWOOD BOULEVARD
INCLINE VILLAGE, NEVADA 89451
May 18, 2020
Dear PDL Biopharma, Inc. Stockholder:
On May 5, 2020, we announced that the board of directors of PDL BioPharma, Inc., which we refer to as PDL, approved the distribution of all of its 13,333,334 shares of common stock, par value $0.001 per share, of Evofem Biosciences, Inc., which we refer to as Evofem, via a special one-time dividend to PDL stockholders, which we refer to as the distribution. These shares of Evofem common stock represented approximately 26.7% of the outstanding shares of Evofem common stock as of the close of business on May 15, 2020, which we refer to as the record date.
The distribution will be made as of 5:00 p.m., New York City time, on May 21, 2020, which we refer to as the distribution date, by means of a pro rata common stock dividend to all PDL stockholders as of the close of business on the record date. As of the record date, there were 115,022,008 shares of common stock, par value $0.01 per share, of PDL outstanding. Accordingly, PDL stockholders will receive 0.11591985 shares of Evofem common stock for every share of PDL common stock held as of the record date. No fractional shares of Evofem common stock will be received by PDL stockholders. Instead, PDL stockholders will receive a cash payment in lieu of any fraction of a share of Evofem common stock that they otherwise would have received.
If you sell your shares of PDL common stock prior to or on the distribution date, you may also be selling your right to receive the special stock dividend of shares of Evofem common stock. You are encouraged to consult your financial advisor regarding the specific implications of selling PDL common stock prior to or on the distribution date.
Following the distribution, shares of PDL common stock will continue to trade on the Nasdaq Global Select Market under the symbol “PDLI,” and shares of Evofem common stock will continue to trade on the Nasdaq Capital Market under the symbol “EVFM.” You do not need to take any action to receive your shares of Evofem common stock. Further, you do not need to pay any cash for the shares of Evofem common stock that will be distributed to you or surrender or exchange your shares of PDL common stock to receive the dividend of shares of Evofem common stock. The distribution will not affect the number of shares of PDL common stock that you hold.
The attached information statement provides you with important information concerning the distribution, including (i) how we determined the number of shares of Evofem common stock that you will receive, (ii) how fractional shares will be treated, (iii) a brief description of the background and business of Evofem and (iv) how you can obtain additional information about these matters.
Additional information on the distribution will also be posted to PDL’s website at http://investor.pdl.com/evofem-distribution-and-tax-information.
On behalf of our board of directors, thank you for your continued interest in PDL.
Sincerely,

Dominique Monnet
President and Chief Executive Officer

PDL BioPharma, Inc.
932 SOUTHWOOD BOULEVARD
INCLINE VILLAGE, NEVADA 89451
INFORMATION STATEMENT

Distribution of shares of Evofem Biosciences, Inc. common stock by PDL BioPharma, Inc.

On April 10, 2019, PDL BioPharma, Inc. (which we refer to as “we,” “our,” “PDL” and the “Company”) entered into a securities purchase agreement with Evofem Biosciences, Inc. (which we refer to as “Evofem”) and the other purchasers party thereto, pursuant to which Evofem issued and sold to PDL an aggregate of 13,333,334 shares of its common stock, par value $0.0001 per share, and warrants to purchase shares of its common stock in a private placement, which occurred in two closings on each of April 11, 2019 and June 10, 2019. These shares of Evofem common stock represented approximately 26.7% of the outstanding shares of Evofem common stock as of the close of business on May 15, 2020, which we refer to as the record date. On February 7, 2020, our board of directors approved a plan of complete liquidation for our assets and a resolution to seek stockholder approval to dissolve the Company at our next annual meeting of the stockholders. In connection with such plan of complete liquidation, we have taken steps to monetize our assets and distribute net proceeds to our stockholders in the form of share repurchases, cash dividends or other distributions. On May 5, 2020, we announced that our board of directors had approved a distribution of all of our 13,333,334 shares of Evofem common stock via a special one-time dividend to PDL stockholders, which refer to as the distribution.
We are sending you this information statement in connection with the distribution. In the distribution, which will be done on a pro rata basis through a special stock dividend, holders of shares of common stock, par value $0.01 per share, of PDL (which we refer to as “PDL common stock”) will receive 0.11591985 shares of Evofem common stock for each outstanding share of PDL common stock that they own as of the close of business on the record date. The distribution will be made as of 5:00 p.m., New York City time, on May 21, 2020, which we refer to as the distribution date, subject to certain conditions described below.
If you sell your shares of PDL common stock prior to or on the distribution date, you may also be selling your right to receive the special stock dividend of shares of Evofem common stock. You are encouraged to consult your financial advisor regarding the specific implications of selling PDL common stock prior to or on the distribution date.
For a discussion of the material U.S. federal income tax consequences of the distribution, see Evofem’s prospectus supplement, dated May 18, 2020, to Evofem’s prospectus, dated May 7, 2019, and Evofem’s prospectus supplement, dated May 18, 2020, to Evofem’s prospectus, dated July 2, 2019, each of which was filed with the SEC on May 18, 2020. See “Where You Can Find Additional Information” below for instructions on how to obtain these documents. Additional information on the distribution will also be posted to PDL’s website at http://investor.pdl.com/evofem-distribution-and-tax-information. You are urged to consult your own tax advisor to determine the particular tax consequences of the distribution to you in your specific circumstances, including the applicability and effect of any federal, state, local and foreign tax laws.
No vote of PDL stockholders is required in connection with the distribution. Therefore, you are not required to take any action. We are sending you this information statement, which contains information about the terms of the distribution and Evofem, for your information only. PDL stockholders of record as of the close of business on the record date will receive account statements reflecting their ownership interest in shares of Evofem common stock. The Evofem common stock issued in the distribution will be in book-entry form. PDL stockholders who hold their shares through brokers or other nominees will have their shares of Evofem common stock credited to their accounts by their nominees or brokers. For additional information, registered stockholders in the United States and Canada should contact PDL’s transfer agent, Computershare, Inc. at 1-877-424-4271 (toll free). PDL stockholders from outside the United States may call 1-201-680-6578 (International).
Neither the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) nor any state securities regulators nor any foreign securities regulatory authority, has approved or disapproved of the shares of Evofem common stock to be issued to you pursuant to the distribution or determined if this information statement is accurate or adequate. Any representation to the contrary is a criminal offense.

The date of this information statement is May 18, 2020.

QUESTIONS AND ANSWERS REGARDING THE DISTRIBUTION OF EVOFEM COMMON STOCK

1.
I own shares of PDL common stock. What will I receive as a result of the distribution? PDL will distribute 0.11591985 shares of Evofem common stock for each share of PDL common stock outstanding as of the record date for the distribution. The final distribution ratio was calculated by dividing the 13,333,334 shares of Evofem common stock to be distributed by the number of shares of PDL common stock outstanding as of the close of business on the record date. You will receive a cash payment for the value of any fractional share which you are entitled to receive.

2.
What is the record date for the distribution, and when will the distribution occur? The record date is May 15, 2020, and ownership of shares of PDL common stock on the record date is determined as of the close of business on that date. Shares of Evofem common stock will be distributed as of 5:00 p.m., New York City time, on May 21, 2020. We refer to this date as the distribution date.

3.
What do I have to do to participate in the distribution? No action is required by PDL stockholders to receive their shares of Evofem common stock. The distribution will be made on the distribution date on the basis of 0.11591985 shares of Evofem common stock for each share of PDL common stock held as of the close of business on the record date, subject to a cash payment in lieu of any fractional shares.

4.
How will the distribution affect the number of shares of PDL common stock I currently hold? The number of shares of PDL common stock you hold will not be changed as a result of the distribution. On the distribution date, PDL stockholders will be entitled to receive 0.11591985 shares of Evofem common stock for each share of PDL common stock that they own as of the close of business on the record date, except for any cash in lieu of any fractional shares. While the number of shares of PDL common stock you hold will not change as a result of the distribution, the market value of PDL common stock will likely adjust to reflect the distribution and PDL’s disposition of Evofem common stock.

5.
What are the material U.S. federal income tax consequences of the distribution to PDL stockholders? A discussion of the material U.S. federal income tax consequences of the distribution is included in Evofem’s prospectus supplement, dated May 18, 2020, to Evofem’s prospectus, dated May 7, 2019, and Evofem’s prospectus supplement, dated May 18, 2020, to Evofem’s prospectus, dated July 2, 2019, each of which was filed with the SEC on May 18, 2020. See “Where You Can Find Additional Information” below for instructions on how to obtain these documents. Additional information on the distribution will also be posted to PDL’s website at http://investor.pdl.com/evofem-distribution-and-tax-information. You should consult your own tax advisor as to the particular consequences of the distribution to you, including the applicability and effect of any U.S. federal, state and local tax laws, as well as any foreign tax laws.

6.
When will I receive my shares of Evofem common stock? Will I receive a stock certificate for shares of Evofem common stock distributed as a result of the distribution? Registered holders of shares of PDL common stock who are entitled to receive the distribution will receive a book-entry account statement reflecting their ownership of shares of Evofem common stock as of the effective time of the distribution. For additional information, registered stockholders in the United States and Canada should contact PDL’s transfer agent, Computershare, Inc., at 1-877-424-4271 (toll free). PDL stockholders from outside the United States may call 1-201-680-6578 (International).

7.
What if I hold my shares of PDL common stock through a broker, bank or other nominee? PDL stockholders who hold their shares of PDL common stock through a broker, bank or other nominee will have their brokerage account credited with shares of Evofem common stock. For additional information, those stockholders should contact their broker, bank or other nominee directly. Questions regarding the distribution can also be directed to our transfer agent, Computershare, Inc., at 1-877-424-4271 (toll free), or for PDL stockholders from outside the United States, at 1-201-680-6578 (International).

8.
What if I have stock certificates reflecting my shares of PDL common stock? Should I send them to the transfer agent or to PDL? No, you should not send your stock certificates to the transfer agent or to PDL. You should retain your PDL stock certificates. No certificates representing your shares of Evofem common stock will be mailed to you. Evofem common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system.

9.
How will the distribution affect my outstanding PDL or Evofem equity awards? No adjustments will be made to PDL or Evofem equity compensation awards that are outstanding at the effective time of the distribution.

10.
Will PDL and Evofem enter into any agreements in connection with the distribution? PDL and Evofem do not intend to enter into any additional agreements in connection with the distribution. In connection with the sale and purchase of the 13,333,334 Evofem shares being distributed, 6,666,667 of which were purchased on each of April 11, 2019 and June 10, 2019, PDL and Evofem entered into certain agreements. These agreements include a securities purchase agreement, a copy of which was filed as an exhibit to Evofem’s and PDL’s respective Current Reports on Form 8-K on April 11, 2019, and a registration rights agreement, a copy of which was filed as an exhibit to Evofem’s Current Report on Form

8-K on April 11, 2019. See “Where You Can Find Additional Information” below for instructions on how to obtain these documents.

INFORMATION ABOUT THE DISTRIBUTION

The Distribution

On May 5, 2020, we announced that our board of directors approved a distribution of all of our 13,333,334 shares of Evofem common stock via a special one-time dividend to PDL stockholders. On the distribution date, subject to the conditions described below under the heading “Conditions to the Distribution,” we will distribute, on a pro rata basis, all of the 13,333,334 shares of Evofem common stock that we own to our stockholders as a dividend. These shares represent approximately 26.7% of Evofem’s outstanding common stock as of the record date.

On the distribution date, holders of shares of PDL common stock will be entitled to receive 0.11591985 shares of Evofem common stock as a dividend on each outstanding share of PDL common stock they own as of the close of business on May 15, 2020, the record date for the distribution, subject to a cash payment in lieu of any fractional shares.

You will not be required to pay any cash for the shares of Evofem common stock that will be distributed to you or to surrender or exchange your shares of PDL common stock to receive the dividend of shares of Evofem common stock. The distribution will not affect the number of shares of PDL common stock that you hold.

Conditions to the Distribution

The distribution is subject to, among other things, (i) all securities law requirements for the distribution having been met; and (ii) no other events or developments existing or occurring prior to the distribution that, in the judgment of PDL’s board of directors, in its sole and absolute discretion, makes it inadvisable to effect the distribution.

Purpose of the Distribution

The distribution is intended to be part of a series of distributions in a complete liquidation of PDL. In March 2020, we announced that our board of directors approved a formal plan of complete liquidation and passed a resolution to seek stockholder approval at our next annual stockholders’ meeting to dissolve the Company under Delaware state law. In connection with such plan of complete liquidation, we have taken steps to monetize our assets and distribute net proceeds to our stockholders in the form of share repurchases, cash dividends or other distributions, such as the distribution. In consultation with our financial advisors, we have concluded that a stock distribution is the most effective way to maximize the transfer of value to our stockholders from our ownership in Evofem. The distribution will enable our stockholders to make their own investment decisions regarding the Evofem shares they receive through the distribution. The distribution represents the first tangible transfer of asset value directly to our shareholders under our plan of liquidation.

The Number of Shares You Will Receive

For each share of PDL common stock for which you are the holder as of the close of business on the record date, you will be entitled to receive 0.11591985 shares of Evofem common stock, subject to a cash payment in lieu of any fractional shares. The final distribution ratio was calculated by dividing the 13,333,334 shares of Evofem common stock to be distributed by the number of shares of PDL common stock outstanding as of the close of business on the record date. The distributed shares of Evofem common stock will be fully paid and non-assessable and have no preemptive rights.

Transferability of Shares You Receive

The shares of Evofem common stock distributed to PDL stockholders will be freely transferable, except for shares received by persons who may be deemed to be “affiliates” of Evofem under the U.S. Securities Act of 1933, as amended, which we refer to as the Securities Act. Persons who may be deemed to be affiliates after the distribution generally include individuals or entities that control, are controlled by, or are under common control with, Evofem, and include its directors, certain of its officers, and significant stockholders. Evofem affiliates will be permitted to sell their shares of Evofem common stock only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements of the Securities Act, such as the exemption afforded by the provisions of Rule 144 thereunder.

When and How You Will Receive the Distribution of the Special Stock Dividend

We will pay the special stock dividend on the distribution date by releasing our shares of Evofem common stock for distribution by Philadelphia Stock Transfer, Inc., the distribution agent. The distribution agent will cause the shares of Evofem common stock to which you are entitled to be registered in your name or in the “street name” of your bank or brokerage firm.

Registered Holders. If you are the registered holder of shares of PDL common stock and hold your shares of PDL common stock either in physical form (as certificated shares) or in book-entry form, the shares of Evofem common stock distributed to you will be registered in your name and you will become the holder of record of that number of shares of Evofem common stock.

“Street Name” Holders. Many PDL stockholders have shares of PDL common stock held in an account with a bank or brokerage firm. If this applies to you, that bank or brokerage firm (or its nominee) is the registered holder that holds the shares on your behalf. For stockholders who hold their shares of PDL common stock in an account with a bank or brokerage firm, the shares of Evofem common stock being distributed will be registered in the “street name” of your bank or broker, who in turn will electronically credit your account with the shares of Evofem common stock that you are entitled to receive in the distribution. We anticipate that this will take three to eight business days after the distribution date. We encourage you to contact your bank or broker if you have any questions regarding the mechanics of having your shares of Evofem common stock credited to your account.

Fractional Shares. PDL stockholders will not receive any fractional shares of Evofem common stock in the distribution. Instead, the distribution agent will aggregate fractional shares into whole shares, sell the whole shares in the open market at prevailing market prices, and distribute the aggregate cash proceeds of the sales, net of brokerage fees and other costs, pro rata (based on the fractional share such holder would otherwise be entitled to receive and reduced by any required tax withholding) to each holder who otherwise would have been entitled to receive a fractional share in the distribution. Neither we, Evofem, nor the distribution agent are required to guarantee any minimum sale price for the fractional shares of Evofem common stock. The distribution agent, in its sole discretion, without any influence by Evofem or us, will determine when, how, through which broker-dealer, and at what price to sell the whole shares. Recipients of cash in lieu of fractional shares will not be entitled to any interest on the payment made in lieu of fractional shares.

Direct Registration System. Evofem common stock will be issued as uncertificated shares registered in book-entry form through the direct registration system. No certificates representing your shares of Evofem common stock will be mailed to you. Under the direct registration system, instead of receiving stock certificates, you will receive a statement reflecting your ownership interest in shares of Evofem common stock. The distribution agent will begin mailing book-entry account statements reflecting your ownership of whole shares and the fractional shares for which you will receive cash promptly after the distribution date. You can obtain more information regarding the direct registration system by contacting Evofem’s transfer agent and registrar. Contact information for Evofem’s transfer agent and registrar is provided elsewhere in this information statement. If you are entitled to receive cash in lieu of fractional shares in the distribution, a check will be separately mailed to you.

INFORMATION ABOUT EVOFEM

Overview of Evofem

Evofem is a San Diego-based clinical-stage biopharmaceutical company committed to developing and commercializing innovative products to address unmet needs in women’s sexual and reproductive health. Evofem aims to advance the lives of women by developing innovative solutions, such as woman-controlled contraception and potential protection from certain sexually transmitted infections.

Evofem’s lead product candidate, Phexxi™ (L-lactic acid, citric acid, potassium bitartrate) Vaginal Gel 1.8%/1%/0.4%, is currently under review by the U.S. Food and Drug Administration (“FDA”) for the prevention of pregnancy and has been assigned a Prescription Drug User Fee Act (“PDUFA”) goal date of May 25, 2020. The Company has announced it is in discussions with the FDA regarding the proposed label for Phexxi™. If approved, Phexxi will be the only hormone-free, female-controlled, on-demand prescription contraceptive gel and the first new contraceptive innovation in decades.

Evofem is also pursuing development of EVO100, a Multipurpose Vaginal pH Regulator (MVP-R)TM that is being evaluated for the prevention of chlamydia and gonorrhea in women. Evofem recently conducted an end-of-phase 2 meeting with the FDA to review the results of the Company’s Phase II AMPREVENCE trial and determine the potential clinical and regulatory path forward for EVO100. According to the CDC, in 2018, the incidence of sexually transmitted infections in the U.S. rose for the fifth consecutive year in a row, with 1.8 million reported cases of chlamydia and nearly 600,000 reported cases of gonorrhea. Yet, there are no FDA approved prescription products for the prevention of either of these dangerous infections.

Phexxi™ and Multipurpose Vaginal pH Regulator (MVP-R™) are trademarks of Evofem Biosciences, Inc.

Evofem common stock is currently listed on the Nasdaq Capital Market under the symbol “EVFM.” For a more complete description of Evofem common stock, you should review Evofem’s amended and restated certificate of incorporation and amended and restated bylaws. See “Where You Can Find Additional Information” below for instructions on how to obtain these documents.

Evofem Transfer Agent and Registrar

Philadelphia Stock Transfer, Inc. is the transfer agent and registrar for Evofem common stock. You may contact Philadelphia Stock Transfer, Inc. by telephone at 1-866-223-0448, via email at info@philadelphiastocktansfer.com, or by mail at the following address: 2320 Haverford Rd., Suite 230, Ardmore, Pennsylvania 19003. You can also visit Philadelphia Stock Transfer, Inc.’s website at https://carta.com/pst/.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Evofem and PDL are each subject to the reporting requirements of the U.S. Securities Exchange Act of 1934, as amended, and accordingly, each company files registration statements, reports, proxy statements, and other information with the SEC, including financial statements. If you would like more information about Evofem, we urge you to read Evofem’s reports filed with the SEC. You may read and obtain copies of Evofem’s and PDL’s reports at the SEC’s website at www.sec.gov.

Evofem and PDL maintain websites that offer additional information about each company.
•Visit Evofem’s website at www.evofem.com
•Visit our website at www.pdl.com

Information contained on any website referenced in this information statement is not incorporated by reference into this information statement.